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                                                                    EXHIBIT 21.1


                     CABLE DESIGN TECHNOLOGIES CORPORATION
                         SUBSIDIARIES OF THE REGISTRANT




         LIST OF SUBSIDIARIES OF CABLE DESIGN TECHNOLOGIES CORPORATION


Anglo-American Cables Limited       (Incorporated - United Kingdom)
Cable Design Technologies, Inc.     (Incorporated - State of Washington)
CDT International Holdings Inc.     (Incorporated - Delaware)
Cekan/CDT A/S                       (Incorporated - Denmark)
NEK Kabel AB                        (Incorporated - Sweden)
NORDX/CDT Asia Limited              (Incorporated - Hong Kong)
NORDX/CDT, Corp.                    (Incorporated - Delaware)
NORDX/CDT, Limited                  (Incorporated - United Kingdom)
NORDX/CDT, Inc.                     (Incorporated - Canada)
NORDX/CDT - IP Corp.                (Incorporated - Delaware)
Noslo Limited                       (Incorporated - United Kingdom)
Raydex/CDT Limited                  (Incorporated - United Kingdom)
Wire Group International, Limited   (Incorporated - United Kingdom)
X-Mark/CDT Inc.                     (Incorporated - Pennsylvania)
Dearborn/CDT, Inc.                  (Incorporated - Delaware)
Thermax/CDT, Inc.                   (Incorporated - Delaware)
Barcel Wire & Cable Corp.           (Incorporated - California)
Barcel Acquisition Corp.            (Incorporated - California)
Santa Fe Textiles, Inc.             (Incorporated - California)
Stronglink/CDT Pty. Ltd.            (Incorporated - Australia, 51% ownership)
SKL, S.A.S.                         (Incorporated - France, joint venture)